Exhibit 99.1

IDT Financial Contact: Mike Knapp IDT Investor Relations Phone: (408) 284-6515 E-mail: mike.knapp@idt.com	IDT Press Contact: Carolyn Robinson IDT Worldwide Marketing Phone: (408) 284-8200 E-mail: carolyn.robinson@idt.com

Tundra Financial Contact: David Long Chief Financial Officer Phone: (613) 592-0174 E-mail: david.long@tundra.com	Tundra Press Contact: Keri Zeran Director, Marketing Communications Phone: (613) 697-6788 E-mail: keri.zeran@tundra.com

INTEGRATED DEVICE TECHNOLOGY, INC. AND TUNDRA SEMICONDUCTOR

CORPORATION SIGN DEFINITIVE ACQUISITION AGREEMENT

Transaction to Provide Mutual Customers with Broader Product Portfolio and Strengthened

Roadmap for Innovation

SAN JOSE, California and OTTAWA, Ontario, April 30, 2009 – IDT® (Integrated Device Technology, Inc.; NASDAQ: IDTI), a leading provider of essential mixed signal semiconductor solutions that enrich the digital media experience, and Tundra (Tundra Semiconductor Corporation; TSX: TUN), a leader in system interconnect, today announced the two companies have entered into a definitive acquisition agreement (the “IDT/Tundra Acquisition Agreement”) pursuant to which IDT will acquire Tundra for CDN$6.25 per share, for an aggregate purchase price of approximately CDN$120.8 million.

“IDT is excited about the proposed acquisition of Tundra. We look forward to better serving our customers by utilizing the Tundra core strengths in serial switching and bridging using PCI Express®, Rapid IO® and VME, with the existing IDT mixed signal product portfolio,” said Dr. Ted Tewksbury, president and CEO at IDT. “We believe the result of this transaction will provide our customers with a broader product offering as well as improved service, support and future roadmap of serial connectivity innovations. This transaction reflects our commitment to extending our technology leadership in the communications end market, which is particularly critical in the current challenging economic environment.”

“Tundra is excited to bring this opportunity to shareholders and customers,” said Daniel Hoste, President and Chief Executive Officer of Tundra. “We believe that the combined technology innovation capability of the two companies will allow our customers better service, products, and support with their increasingly complex communications solutions.”

About the Transaction

Under the terms of the IDT/Tundra Acquisition Agreement, which is to be completed as a statutory plan of arrangement under the Canada Business Corporations Act, Tundra shareholders will receive cash in the amount of CDN$6.25 per Tundra share. IDT will finance the transaction with cash on hand. All outstanding “out of the money” options of Tundra will be assumed by IDT in the transaction; all “in the money” options and RSUs of Tundra will be cash settled on the transaction closing date. The transaction must be approved by two-thirds of the votes cast by Tundra shareholders at a special meeting expected to be held in June, 2009, and is subject to, Canadian court approval as well as customary closing conditions. In the event that the transaction does not close, in certain circumstances Tundra has agreed to pay IDT a termination fee of CDN$5.4 million in accordance with the IDT/Tundra Acquisition Agreement. Tundra has received an opinion from its financial advisors that the transaction is fair from a financial perspective to its shareholders. The transaction was unanimously approved by the board of directors of each company (subject to the abstention of Mr. Shlapak who is a member of the board of directors of both Tundra and Gennum Corporation). Subject to certain exceptions, executive officers and directors of Tundra have agreed to vote their outstanding Tundra shares in favor of the transaction. The transaction is expected to be completed late in the second quarter or early in the third quarter of 2009. Upon completion of the transaction, the Tundra shares will be de-listed from the Toronto Stock Exchange.

Tundra announced earlier today that Gennum (Gennum Corporation; TSX: GDN) notified Tundra that it would not exercise its right under the amended arrangement agreement between Tundra and Gennum (the “Gennum Agreement”) to match the IDT offer. As a result, Tundra has paid the CDN $5.0 million termination fee to Gennum and has terminated the Gennum Agreement in accordance with its terms. The special meeting of Tundra shareholders to consider the Gennum transaction that was scheduled for May 8, 2009 has been cancelled.

Barclays Capital Inc. acted as financial advisors and Latham & Watkins LLP and McCarthy Tétrault LLP acted as legal counsel to IDT. Citigroup Global Markets Inc. acted as financial advisor and Osler, Hoskin & Harcourt LLP acted as legal counsel to Tundra.

About IDT

With the goal of continuously improving the digital media experience, IDT integrates its fundamental semiconductor heritage with essential innovation, developing and delivering low-power, mixed signal solutions that solve customer problems. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com.

About Tundra

Tundra Semiconductor Corporation (TSX:TUN) supplies the world’s leading communications, computing and storage companies with System Interconnect products, intellectual property (IP) and design services backed by world-class customer service and technical support. Tundra’s track record of product leadership includes over a decade of bridges and switches enabling key industry standards: RapidIO®, PCI, PCI-X, PCI Express®, Power Architecture™, VME, HyperTransport™, Interlaken, and SPI4.2. Tundra’s products deliver high functional quality and simplified board design and layout, with specific focus on system level signal integrity. Tundra’s design services division, Silicon Logic Engineering, Inc., offers industry-leading ASIC and FPGA design services, semiconductor intellectual property and product development consulting. Tundra’s technology connects critical components in high performance embedded systems around the world. For more information, please visit www.tundra.com.

Forward Looking Statements

This document includes forward-looking statements. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans,” “proposes” and other similar words. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on current expectations, estimates, forecasts and projections. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) failure to obtain the approval of Tundra shareholders or the court of the plan of arrangement; (2) actions that may be taken by the competitors, customers and suppliers of IDT or Tundra that may cause the transaction to be delayed or not completed; (3) the possibility that the revenues, cost savings, growth prospects and any or other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected; (4) the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; (5) the possibility that the transaction may not be accretive to IDT as expected; (6) the ability to retain key employees and customers; and (7) other economic, business, competitive, and/or regulatory factors affecting the businesses of IDT and Tundra generally, as well as those of the combined companies, including (a) those set forth in the section entitled “Risk Factors” in the Management Information Circular to be mailed to Tundra shareholders in connection with the proposed transaction, (b) those set forth in filings of IDT, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual reports on Form 10-K and quarterly reports on Form 10-Q, its current reports on Form 8-K and other SEC filings (available online at www.sec.gov) and (c) the other factors described in Tundra’s annual information form for its year ended April 30, 2008, and its recent annual and quarterly financial reports (available online at www.sedar.com). These forward-looking statements speak only as of the date hereof. We assume no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

Additional Information and Where You Can Find It

This material is not a substitute for the Management Information Circular that Tundra intends to file with the Canadian securities regulatory authorities or any other documents which IDT or Tundra may file or distribute in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE MANAGEMENT INFORMATION CIRCULAR AND ALL OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain any documents pertaining to the proposed transaction filed by IDT at the SEC’s website (www.sec.gov) and filed by Tundra with SEDAR at www.sedar.com.

This announcement is for information purposes only and does not constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell, otherwise dispose of or issue, or any solicitation of any offer to sell, otherwise dispose of, issue, purchase, otherwise acquire or subscribe for, any security.

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IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Tundra and the Tundra logo are registered marks of Tundra Semiconductor Corporation in Canada, the United States, the European Union and the People’s Republic of China. RapidIO is a trademark of the RapidIO Trade Association, Inc. The PowerPC name, the Power Architecture name, and the PowerPC logotype are trademarks of International Business Machines Corporation, used under license therefrom. Other registered and unregistered trademarks are the property of their respective owners.